Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation III Commences Operations

PHILADELPHIA, PA, April 2, 2014 – FS Investment Corporation III (“FSIC III”) successfully satisfied its minimum offering requirement of raising at least $2.5 million and admitted its initial public investors as stockholders. FSIC III is a publicly registered, non-traded business development company focused on investing primarily in the debt of private middle market U.S. companies, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation. FSIC III has registered for public sale in a continuous offering up to 400 million shares of common stock, at an initial offering price of $10.00 per share. Going forward, FSIC III intends to accept subscriptions on a continuous basis and issue shares at its weekly closings.

FSIC III’s launch was supported by a successful pre-launch private placement. Individuals and entities, including those affiliated with FSIC III’s sponsor, Franklin Square Capital Partners (“Franklin Square”), and sub-adviser, GSO / Blackstone Debt Funds Management LLC (“GSO / Blackstone”), invested approximately $11.8 million in FSIC III in the private placement. GSO / Blackstone is an affiliate of GSO Capital Partners LP (“GSO”), the credit platform of Blackstone. Investors in the private placement were admitted to the fund at the same net share price as initial investors in the public offering.

Building on the success of its predecessor funds, FS Investment Corporation (“FSIC”) and FS Investment Corporation II (“FSIC II”), FSIC III offers endowment-style investment strategies designed to help reduce the overall volatility within an investor’s portfolio, generate a stable level of income and provide a hedge against rising interest rates. As part of this strategy, FSIC III intends to seek out directly originated investments through its direct lending platform in partnership with GSO / Blackstone. These core strategies typically generate stronger risk-adjusted returns than those offered in the broadly syndicated market and offer investors the potential for above-market returns.

“As Franklin Square continues to grow and evolve, we remain committed to providing innovative investment funds that deliver superior returns while also minimizing risks,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC III. “We believe FSIC III will be well-positioned to provide investors with strong risk-adjusted returns over the course of its life cycle.”

About FS Investment Corporation III

FSIC III is a publicly registered, non-traded business development company and is the third generation of Franklin Square’s core alternative income fund. FSIC III focuses primarily on investing in the debt of private middle market U.S. companies, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC III is managed by FSIC III Advisor, LLC and is sub-advised by GSO / Blackstone, an affiliate of GSO. GSO, with approximately $65 billion in assets under management as of December 31, 2013, is the credit platform of Blackstone. For more information, please visit www.fsinvestmentcorpIII.com.

About Franklin Square Capital Partners

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm currently manages five funds with over $10.3 billion in assets as of December 31, 2013. For more information, please visit www.franklinsquare.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of FSIC III. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC III makes with the Securities and Exchange Commission. FSIC III undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.